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                                                                 EXHIBIT (10)(j)

                             FIRST AMENDMENT TO THE
                  SUNDSTRAND CORPORATION STOCK INCENTIVE PLAN

     The Sundstrand Corporation Stock Incentive Plan (the "Stock Plan") is hereby amended to provide as follows:

                                     PART A

     The Stock Plan is amended as follows effective as of November 19, 1996, subject to approval of the Corporation's stockholders at the Corporation's 1997 Annual Meeting.

     1. The last sentence of Section 1.3 of the Stock Plan is deleted in its entirety, and in the place thereof the following new sentence should be inserted:

     "However, in no event may an Award be granted under the Plan on or after January 1, 2007."

     2. Section 4.1 of the Stock Plan is amended by adding at the end thereof a new paragraph which shall provide as follows:

     "Effective as of January 1, 1997, the total number of Shares available for grant under the Plan shall be increased by 3 million shares, such increased Shares being subject to adjustment as provided in Section 4.2 of the Plan. Such additional Shares may be either authorized but unissued, reacquired or a combination thereof."

     3. Section 4.2 of the Stock Plan is amended by inserting after the phrase "such adjustment shall be made in the number of Shares which may be granted under the Plan" the following phrases: "in the maximum number of Options and the maximum number of Shares of Restricted Stock that the Committee can authorize the CEO to grant in the aggregate or grant to any one Employee in any calendar year, in the maximum number of Options or Shares of Restricted Stock which may be granted to an elected officer in any calendar year,".

     4. Section 6.1 of Article 6 of the Stock Plan is changed by adding a new sentence at the end thereof which shall provide as follows:

     "In no event may the number of Options granted to an elected officer of the Company in any calendar year exceed 150,000 Options."

     5. Section 7.1 of Article 7 of the Stock Plan is amended by adding after subsection (b) a new subsection (c) which shall provide as follows:

     "(c) Maximum Grant of Restricted Stock. In no event may the number of Shares of Restricted Stock granted to an elected officer of the Company in any calendar year exceed 50,000 Shares of Restricted Stock."

     6. Article 7 of the Stock Plan is amended by adding after Section 7.9 a new
Section 7.10 which shall provide as follows:

     "7.10 LIMITATION ON GRANTS TO ELECTED OFFICERS. Notwithstanding anything to the contrary contained in the Plan, the Committee shall select, not later than the 90th day after the commencement of each plan
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     year, one or more of the following performance elements and the performance level to be achieved as the threshold parameter:

        a.)   generation of free cash
        b.)   earnings per share
        c.)   revenues
        d.)   market share
        e.)   stock price
        f.)   cash flow
        g.)   retained earnings
        h.)   results of customer satisfaction surveys
        i.)   aggregate product price and other product price measures
        j.)   safety record
        k.)   acquisition activity
        l.)   management succession planning
        m.)   improved asset management
        n.)   improved gross margins
        o.)   increased inventory turns
        p.)   product development and liability
        q.)   research and development integration
        r.)   proprietary protections
        s.)   legal effectiveness
        t.)   handling of SEC and environmental matters
        u.)   manufacturing efficiencies
        v.)   system review and improvement
        w.)   service reliability and cost management
        x.)   operating expense ratios
        y.)   total stockholder return
        z.)   return on sales
        aa.)  return on equity
        bb.)  return on capital
        cc.)  return on assets
        dd.)  return on investments
        ee.)  net income
        ff.)  operating income
        gg.)  working capital
        hh.)  comparative performance of one or more of the above criteria to the performance of other corporations."

     7. Article 7 of the Stock Plan is amended by adding after new Section 7.10 a new Section 7.11 which shall provide as follows:

     "7.11 AWARDS OF RESTRICTED STOCK. No shares of Restricted Stock will be awarded under the Plan to any elected officer of the Company unless the threshold parameter as determined by the Committee is achieved. In determining actual performance under any performance element selected, adjustments will be made to exclude (i) all items determined in accordance with standards published by opinion No. 30 of the Accounting Principles Board ("APB Opinion No. 30") to be extraordinary or unusual in nature, infrequent in occurrence, related to disposal of a segment of a business or related to a change in accounting principles, and (ii) all items related to discontinued operations that do not qualify as a segment of a business as defined under APB Opinion No. 30, and (iii) all restructuring charges recorded in accordance with Emergency Issues Task Force Issue No. 94-3. Prior to the award of Restricted Stock under the Plan, the Committee shall confirm that the threshold parameter has been satisfied.

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     If the threshold parameter for a Plan year is achieved, the number of
     Shares of Restricted Stock awarded to an elected officer with respect to such Plan year shall not exceed 50,000 Shares; provided that the Committee, in its sole discretion, may cancel or reduce the number of Shares of Restricted Stock awarded based on such criteria as the Committee in its sole discretion shall determine."

                                     PART B

     The Stock Plan is amended as follows effective as of November 19, 1996:

     1. Section 6.1 of the Stock Plan is amended by changing the number "300,000" where it appears in said Section to the number "600,000" and by changing the number "5,000" where it appears in said Section to the number "10,000".

     2. Section 6.4 of the Stock Plan is amended by inserting the phrase ", except as provided in subsections (a), (b) and (c) of Section 6.8," after the words "provided, however, that".

     3. Section 6.6 of the Stock Plan is amended by inserting at the beginning of the first sentence of said Section the phrase "Subject to such other method(s) as may have been established by the Company,".

     4. Subsections (a) and (b) of Section 6.8 of the Stock Plan are amended in their entirety to provide as follows:

     "(a) TERMINATION BY NORMAL RETIREMENT OR EARLY RETIREMENT AT AGE 60. In the event the employment of a Participant is terminated by reason of Normal Retirement or Early Retirement at or after attaining age 60, all outstanding Options granted to that Participant shall immediately become exercisable, and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of such retirement, whichever period is longer.

     (b) TERMINATION BY EARLY RETIREMENT PRIOR TO AGE 60. In the event the employment of a Participant is terminated by reason of Early Retirement prior to attainment of age 60, the Committee, in its sole discretion, shall have the right to cause all or any portion of such outstanding Options granted to that Participant to immediately become exercisable, in which event such options shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of such Early Retirement, whichever period is longer."

     5. Subsection (c) of Section 6.8 of the Stock Plan is amended by changing the word "shorter" where it appears in such subsection to the word "longer".

     6. Subsections (d) of Section 6.8 of the Stock Plan is amended by changing the words "five (5) years" where they appear in such subsection to the words "one (1) year" and by changing the word "shorter" where it appears in such subsection to the word "longer".

     7. Section 6.11 of the Stock Plan is amended to provide as follows:

     "6.11 NONTRANSFERABILITY OF OPTIONS. Except as otherwise provided in this
     Section 6.11, options granted under the Plan may only be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated in accordance with the Participant's beneficiary designation, by will, or by the laws of descent and distribution. The Committee, in its sole discretion, may provide for the transferability of Options granted under the Plan, by a Participant to persons or entities on terms and conditions as may be determined by the Committee, in its sole discretion. The Committee, with respect to an Option granted under the Plan which is not transferable, may, in its sole discretion, provide for the transferability of such an Option by the Participant to persons or entities on terms and conditions as may be determined by the Committee, in its sole discretion. In addition, any determination by the Committee to provide for the transferability of an Option by any one Participant under the Plan shall not be deemed to provide to any other Participant under the Plan a right of transferability with respect to an Option granted under this Plan to such other Participant."

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     8. Subsection (a) of Section 7.1 of the Stock Plan is amended by changing the number "150,000" where it appears in said subsection to the number "300,000" and by changing the number "2,000" where it appears in said subsection to the number "4,000".

     9. Section 7.3 of the Stock Plan is amended by changing the words "shall not be less than" where they appear in such Section to the words "may be less than".

     10. Section 7.4 of the Stock Plan is amended by deleting therefrom the second sentence thereof which begins "In no event may . . .".

                                     PART C

     Notwithstanding anything to the contrary contained in the Stock Plan, any Restricted Stock Certificate or any Option Certificate, all Shares of Restricted Stock and all Options granted to a Participant prior to November 19, 1996, under the Stock Plan shall be covered by the changes made in Sections 2, 3, 4, 5, 6, 7, 9 and 10 of Part B above.

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